                                                                   Exhibit 4.11

================================================================================





                          FEDERATED INVESTORS PROGRAM
                         REVOLVING PURCHASE AGREEMENT



                         Dated as of October 24, 1997


                                    between


                        FEDERATED FUNDING 1997-1, INC.,
                                   as Seller


                                      and


                              PLT FINANCE, L.P.,
                            as Revolving Purchaser




================================================================================

                              TABLE OF CONTENTS

                                                           Page
                                                           ----

ARTICLE I  RULES OF CONSTRUCTION; DEFINITIONS

    1.01.    Rules of Construction.......................    1
    1.02.    Definitions.................................    1

ARTICLE II  SALE AND PURCHASE OF THE PORTFOLIO ASSETS

    2.01.    Sale and Purchase...........................    4
    2.02.    Purchase Notices............................    4
    2.03.    Transfers and Payments......................    4
    2.04.    Recording of Sales and Transfers............    5
    2.05.    Initial Purchaser's Collection Rights.......    5
    2.06.    Continuing Obligations......................    5
    2.07.    Further Assurances..........................    5

ARTICLE III  CONDITIONS PRECEDENT

    3.01.    Conditions to Obligations of the
             Parties Under the Program Documents.........    5
    3.02.    Conditions Precedent on the Initial
             Revolving Purchase Date.....................    6
    3.03.    Conditions Precedent on Each Revolving
             Purchase Date...............................    9

ARTICLE IV  SECURITY INTEREST

    4.01.    Security Interest...........................   10

ARTICLE V  MISCELLANEOUS

    5.01.    Modifications in Writing....................   10
    5.02.    Notices.....................................   11
    5.03.    Binding Effect, Assignment..................   11
    5.04.    Governing Law...............................   11
    5.05.    Severability of Provisions..................   11

SCHEDULES

SCHEDULE I   Purchase Price Percentage


EXHIBITS

EXHIBIT A    Form of Revolving Purchase Notice

EXHIBIT B    Attribution of Placement Net Cash Gains, Placement Net Cash Losses
             and Residuals to Revolving Purchaser's Purchased Portfolio Assets

                          FEDERATED INVESTORS PROGRAM
                         REVOLVING PURCHASE AGREEMENT


          FEDERATED INVESTORS PROGRAM REVOLVING PURCHASE AGREEMENT, dated as of October 24, 1997 (this "Agreement"), among FEDERATED FUNDING 1997-1, INC. (the "Seller") and PLT Finance, L.P. (the "Revolving Purchaser").

                             W I T N E S S E T H:

          WHEREAS, the Seller and the Revolving Purchaser are parties to that certain Federated Investors Program Master Agreement dated as of the date hereof with Federated Investors, as Parent, the Seller, the Revolving Purchaser, and the "Distributor," "Transferor," "Funding and Collection Agent," "Initial Purchaser" and "Program Administrator," each as defined therein (the "Master Agreement").

          WHEREAS, the Seller desires to sell to the Revolving Purchaser, and the Revolving Purchaser desires to purchase from the Seller, from time to time, on the terms and subject to the conditions specified in this Agreement and the Master Agreement, the Revolving Purchaser's Purchased Portfolio Assets (defined as hereinafter provided) pursuant to the Federated Investors program (the "Program");

          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                      RULES OF CONSTRUCTION; DEFINITIONS

          Section 1.01.  Rules of Construction.  The rules of construction set
                         ---------------------
forth in Schedule X to the Master Agreement shall be applied to this Agreement.

          Section 1.02. Definitions.  Capitalized terms not expressly defined
                        -----------
herein, which are defined in Schedule X to the Master Agreement, shall have the same meanings herein as in said Schedule. In addition, the following terms shall have the following meanings:

          "Fee" means a fee consisting of a Placement Component and a Program
           ---
Collection Component.

          "Placement Component" means, in respect of any Placement involving, in
           -------------------
whole or in part, the Revolving Purchaser's Purchased Portfolio Assets, an amount, computed on the twelve month anniversary (the "Computation Date") of the Placement Determination Date in respect of such Placement, equal to [Confidential Treatment Requested] percent [Confidential Treatment Requested] of the excess, if any, of (a) the amount of the Placement Net Cash Gain in respect of such Placement minus (b) the aggregate of the Placement Net Cash Loss, if any, realized from each Placement closed after the Placement Determination

Date and prior to the Computation Date in respect of such Placement minus
(c) the amount of Unrecovered Program Expenditures as of such Computation Date.

          "Placement Determination Date" means, in respect of any Placement, the
           ----------------------------
day on which such Placement is closed.

          "Placement Gross Proceeds" means in respect of any Placement, the
           ------------------------
total cash proceeds raised in respect of such Placement.

          "Placement Net Cash Gain" means, in respect of any Placement, the
           -----------------------
excess, if any, of (a) the Placement Net Cash Proceeds minus (b) amounts payable upon the closing of such Placement pursuant to funding arrangements established by the Revolving Purchaser for the purpose of funding the purchase price paid by it for the portfolio assets acquired pursuant to the Program and other similar programs to the extent such excess is attributable to the Revolving Purchaser's Purchased Portfolio Assets included in such Placement as determined pursuant to Exhibit B hereto.

          "Placement Net Cash Loss" means, in respect of any Placement, the
           -----------------------
excess, if any, of (a) amounts payable upon the closing of such Placement pursuant to funding arrangements established by the Revolving Purchaser for the purpose of funding the purchase price paid by it for the portfolio assets acquired pursuant to the Program and other similar programs minus (b) the Placement Net Cash Proceeds to the extent such excess is attributable to the Revolving Purchaser's Purchased Portfolio Assets included in such Placement as determined pursuant to Exhibit B hereto.

          "Placement Net Cash Proceeds" means in respect of any Placement, the
           ---------------------------
Placement Gross Proceeds in respect of such Placement reduced by Placement Origination Costs in respect of such Placement.

          "Placement Origination Costs" means, in respect of any Placement, the
           ---------------------------
portion of all out-of-pocket costs and expenses incurred in connection with such Placement, whether payable directly by the Revolving Purchaser or paid out of the proceeds of such Placement, including, but not limited to, (a) fees and disbursements of counsel, (b) fees and disbursements of accountants, (c) fees and disbursements of Rating Agencies, (d) underwriting spreads, placement fees and disbursements of placement agents (including, the Program Administrator),
(e) printing expenses, (f) registration, filing and listing fees, and (g) fees and disbursements of trustees, collection agents or similar service providers.

          "Program Collection Component" means, as of any Monthly Settlement
           ----------------------------
Date, an amount, computed on the Monthly Settlement Date, equal to [Confidential Treatment Requested] percent [Confidential Treatment Requested] of (a) for any Placement, the excess, if any, of (i) Residuals minus (ii) the amount of Unrecovered Program Expenditures as of such Monthly Settlement Date and (b) for the Revolving Purchaser's Purchased Portfolio Assets which have not yet been made part of a Placement, (i) all Program Collections attributable to such Purchased Portfolio Assets minus (ii) amounts payable pursuant to funding arrangements established by the Revolving Purchaser for the purpose of funding the purchase price paid by it for the portfolio assets acquired pursuant to the Program and other similar programs minus (iii) the amount of Unrecovered Program Expenditures as of such Monthly Settlement Date.

          "Program Expenditures" means all out-of-pocket costs incurred by the
           --------------------
Revolving Purchaser pursuant to the Program and not reimbursed by the Seller or the other Federated Entities pursuant to the Program Documents, including, but not limited to: (a) fees and disbursements of counsel, (b) fees and disbursements of accountants, (c) filing fees, (d) fees and disbursements of the Funding and Collection Agent and similar service providers, and (e) the fees and disbursements of the Program Administrator, but excluding all Placement Origination Costs previously taken into account in computing Placement Net Cash Proceeds.

          "Purchase" means each acquisition of Portfolio Assets by the Revolving
           --------
Purchaser pursuant to this Agreement and the other Program Documents.

          "Purchase Notice" means the notice substantially in the form of
           ---------------
Exhibit A hereto, from the Seller to the Revolving Purchaser and the Program Administrator specifying (i) the Revolving Purchase Date, (ii) the Revolving Purchase Price for the Portfolio Assets relating to each Fund payable on such Revolving Purchase Date, (iii) the Sale Cutoff Date relating to the Portfolio Assets of each Fund, and (iv) the computation of each such Revolving Purchase Price in reasonable detail satisfactory to the Program Administrator.

          "Residuals" means, in respect of any Placement, the excess, if any, of
           ---------
(i) all program collections attributable to portfolio assets originally acquired by the Revolving Purchaser pursuant to the Program and other similar programs minus (ii) amounts payable pursuant to funding arrangements established on behalf of the Placement Trust for the purpose of funding the purchase price paid by it for portfolio assets originally acquired pursuant to the Program and other similar programs to the extent such excess is attributable to the Revolving Purchaser's Purchased Portfolio Assets included in such Placement as determined pursuant to Exhibit B.

          "Revolving Purchase Limit" means at any time, $100,000,000, (or such
           ------------------------
other amount as shall be agreed to in writing by the Revolving Purchaser, the Program Administrator, and the Seller) less the outstanding principal amount of Revolving Purchaser Warehouse Funding Debt; provided, that on and after the
                                            --------
Revolving Purchase Termination Date, the Revolving Purchase Limit shall be deemed to be zero for all purposes.

          "Revolving Purchaser Warehouse Funding Debt" means indebtedness
           ------------------------------------------
incurred by the Revolving Purchaser pursuant to the funding arrangements established by the Revolving Purchaser for the purpose of funding the Purchase Price paid by it for Revolving Purchaser's Purchased Portfolio Assets acquired pursuant to the Program.

          "Revolving Purchaser's Purchased Portfolio Assets" means Portfolio
           ------------------------------------------------
Assets acquired by the Revolving Purchaser pursuant to the Program.

          "Unamortized Gross Purchase Amount" means, in respect of the Revolving
           ---------------------------------
Purchaser's Purchased Portfolio Assets relating to any Fund, as of any date of determination, (i) the Maximum Aggregate Sales Charge Allowable, minus (ii) the aggregate amounts paid by the applicable Company (including amounts paid by the holders of Shares of such Fund in respect of Contingent Deferred Sales Charges) in respect of such Fund and deposited in the Program Collection Account and applied and distributed to the payment of such Revolving Purchaser's Purchased Portfolio Assets in accordance with the terms of the Program Funding and Collection Agency Agreement through such date of determination.

          "Unrecovered Program Expenditures" means, as of any date, all
           --------------------------------
unreimbursed Program Expenditures.



                                  ARTICLE II

                     SALE AND PURCHASE OF THE RECEIVABLES

          Section 2.01.  Sale and Purchase.  (a)  The Seller hereby agrees to
                         -----------------
sell, transfer, convey and assign to the Revolving Purchaser, and the Revolving Purchaser hereby agrees to purchase, twice each month (approximately at the beginning and middle of each calendar month (or such other interval as shall be mutually agreed to in writing)) on each Revolving Purchase Date until the Revolving Purchase Termination Date, in each case on the terms and subject to the conditions set forth in this Agreement and in the Master Agreement, all of the Seller's right, title and interest in, to and under all Purchased Portfolio Assets, other than those Purchased Portfolio Assets sold to the Initial Purchaser on the Initial Purchase Date.

          (b) The parties to this Agreement intend that each transaction contemplated hereby shall be, and shall be treated as, a purchase by the Revolving Purchaser and a sale by the Seller of the Revolving Purchaser's Purchased Portfolio Assets relating thereto, constituting a True Sale, and shall not be treated as a lending transaction. Each sale of Revolving Purchaser's Purchased Portfolio Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as set forth in the Master Agreement.

          Section 2.02. Purchase Notices.  The Seller shall transmit or shall
                        ----------------
cause to be transmitted to the Program Administrator and the Revolving Purchaser (with a copy to the Funding and Collection Agent), no later than 10:00 a.m. (New York City time) three business days prior to such proposed Revolving Purchase Date, by facsimile transmission, a Purchase Notice. The Seller represents and warrants that the information set forth in each Purchase Notice is true and correct.

          Section 2.03.  Transfers and Payments.  (a)  Subject to the terms and
                         ----------------------
conditions set forth herein and the Master Agreement, the Seller shall convey to the Revolving Purchaser on each Revolving Purchase Date, and the Revolving Purchaser shall pay to the Seller the Revolving Purchase Price for, all Portfolio Assets arising directly or indirectly out of Commission Shares of each Fund issued on or after the immediately preceding Purchase Cut-Off Date and prior to the Purchase Cut-Off Date specified in the Purchase Notice for the Revolving Purchase Date in question. One of the two Purchase Cut-Off Dates falling in each calendar month shall be the last Business Day of such calendar month.

          (b) The parties agree, to the fullest extent they may lawfully do so, that the Revolving Purchase Price for the purchase and sale of the Revolving Purchaser's Purchased Portfolio Assets relating thereto pursuant to Section 2.03(a) above represents reasonably equivalent value for the transfer of the same by the Seller to the Revolving Purchaser pursuant to this Agreement.

          Section 2.04.  Recording of Sales and Transfers.  In connection with
                         --------------------------------
each sale and conveyance of Revolving Purchaser's Purchased Portfolio Assets relating thereto pursuant hereto, the Seller shall indicate on its books and records that all such Revolving Purchaser's Purchased Portfolio Assets relating thereto have been sold or conveyed to the Revolving Purchaser. In addition, the Seller shall not carry any Revolving Purchaser's Purchased Portfolio Assets sold to the Revolving Purchaser on its accounting records, and the Seller agrees that all such Revolving Purchaser's Purchased Portfolio Assets have been and will be, as contemplated by the terms of this Agreement, transferred and sold to the Revolving Purchaser and carried on the Revolving Purchaser's accounting records. Notwithstanding the foregoing, Shareholder Servicing Fees may be reflected as assets of the Distributor, the Transferor or the Seller if such treatment is required by GAAP and if all appropriate financial statements are footnoted to reflect the sale thereof to the Revolving Purchaser, in a manner reasonably satisfactory to the Program Administrator.

          Section 2.05.  Revolving Purchaser's Collection Rights.  The Revolving
                         ---------------------------------------
Purchaser shall be entitled to take all actions it considers reasonable to collect from the respective Companies and Funds all payments in respect of the Revolving Purchaser's Purchased Portfolio Assets as and when the same shall become due. The Seller hereby irrevocably authorizes and empowers the Revolving Purchaser to demand, sue for, collect and receive payment of any funds due with respect to the Revolving Purchaser's Purchased Portfolio Assets in the name of the Seller, if required in the judgment of the Revolving Purchaser.

          Section 2.06.  Continuing Obligations.  Notwithstanding any other
                         ----------------------
provision of this Agreement, to the extent that any obligation of the Seller under, pursuant to and in connection with the Revolving Purchaser's Purchased Portfolio Assets remains unperformed or executory, the Seller shall be obligated to perform such obligation to the same extent as if the purchase and sale contemplated hereby had not taken place, and the Revolving Purchaser shall not be required or obligated in any manner to perform or fulfill any of the obligations of Seller under, pursuant to or in connection with any Revolving Purchaser's Purchased Portfolio Assets.

          Section 2.07.  Further Assurances.  The Seller agrees to do such
                         ------------------
further acts and things, and to execute and deliver to the Revolving Purchaser such additional assignments, agreements, powers and instruments, as are reasonably required by the Revolving Purchaser to carry into effect the purposes of this Agreement or to better assure and confirm unto the Revolving Purchaser its rights, power and remedies hereunder.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

          Section 3.01.  Conditions to Obligations of the Parties Under this
                         ---------------------------------------------------
Revolving Purchase Agreements.  The obligation of each Party to take the actions
-----------------------------
to be taken by it under this Revolving Purchase Agreement on any Revolving Purchase Date shall be subject to the fulfillment or waiver on such Revolving Purchase Date of the following specified conditions precedent set forth in
Section 3.02 or Section 3.03 (except that the obligation of any Party shall not be subject to such Party's own performance or compliance):

          (a) in the case of the Parent, the Distributor, the Program Servicer Agent, the Transferor and the Seller, the fulfillment to their satisfaction, or waiver by them, of the conditions precedent set forth in clauses (a), (j) and (k) of Section 3.02;

          (b) in the case of each of the Program Administrator and Revolving Purchaser, the fulfillment to its satisfaction, or waiver by it, of the conditions precedent set forth in all clauses of Section 3.02 or in Section
     3.03 as applicable; and

          (c) in the case of the Funding and Collection Agent, the fulfillment to its satisfaction, or waiver by it, of the conditions set forth in clauses (a), (d), (e) (f), (j) and (k) of Section 3.02.

          Section 3.02.  Conditions Precedent on the Initial Revolving Purchase
                         ----------------------------------- ------------------
Date.  The conditions precedent for each Party as specified in Section 3.01
----
hereof above for each Initial Revolving Purchase Date are as follows:

          (a) Program Documents.  The Program Documents shall have been duly
              -----------------
     authorized, executed and delivered by the other Parties thereto, and shall be in full force and effect on such Revolving Purchase Date.

          (b) Due Diligence.  The Revolving Purchaser and the Program
              -------------
     Administrator shall have completed and be reasonably satisfied with their due diligence review of each Federated Entity, Company and Fund. Such due diligence review may include, without limitation, discussions with rating agencies, review of systems and procedures, review of UCC search reports, and review of books and records.

          (c) Security Documents.  Copies of UCC financing statements and UCC
              ------------------
     search reports, in form and substance acceptable to the Revolving Purchaser and the Program Administrator, covering the interests in the Portfolio Assets conveyed by the Distributor to the Transferor pursuant to the Transferor's Transfer Agreement and by the Transferor to the Seller pursuant to the Seller's Transfer Agreement and in the Revolving Purchaser's Purchased Portfolio Assets conveyed from the Seller to the Revolving Purchaser pursuant to the Revolving Purchase Agreement as of such Initial Revolving Purchase Date shall have been delivered by the Distributor and the Seller to the Revolving Purchaser and evidencing to the satisfaction of the Program Administrator and the Revolving Purchaser the conveyance to the Revolving Purchaser of an undivided ownership interest therein free and clear of Adverse Claims. Such financing statements shall have been duly filed in all places where, and all other actions shall have been taken which are, in the opinion of counsel for the Program Administrator, necessary or advisable to perfect the interests reflected thereon.

          (d) Approvals.  All Governmental Authorizations, Private
              ---------
     Authorizations and Governmental Filings, if any, on the part of the Parent, the Distributor, the Advisors, the Shareholder Servicer, the Transferor, the Seller, the Funding and Collection Agent, the Companies, the Funds and the Revolving Purchaser that are required to be obtained or done in order to permit the execution, delivery and performance by the Parent, the Distributor, the Transferor, the Seller, the Funding and Collection Agent, or the Revolving Purchaser, as the case may be, of the Program Documents to which it is a party shall have been duly obtained or delivered.

          (e) Corporate Documents.  The other Parties shall have received
              -------------------
     certified copies of (i) evidence that the execution, delivery and performance by the Revolving Purchaser of this Agreement and the other Program Documents to which it is a party and any other documents to be executed by or on behalf of the Revolving Purchaser in connection with the transactions contemplated hereby or thereby have been duly authorized, and (ii) an incumbency certificate of the General Partner of the Revolving Purchaser as to the person or persons authorized to execute and deliver all Program Documents to which the Revolving Purchaser is a party with specimen signatures of such persons acting on behalf of the Revolving Purchaser.

          (f) Corporate Documents.  The other Parties shall have received (i) a
              -------------------
     copy of the certificate of incorporation or similar organizational document of each of the Seller, the Transferor, the Parent and the Distributor certified by the Secretary of State of the state of organization of such Federated Entity, (ii) the by-laws or similar organizational document of each of the Seller, the Transferor, the Parent and the Distributor and the resolutions of the Board of Directors or governing body of each such Federated Entity duly authorizing the execution, delivery and performance by such Federated Entity of the Program Documents to which it is a party, each certified by a Responsible Officer, (iii) an incumbency certificate of each as to the person or persons authorized to execute and deliver all Program Documents to which each such Federated Entity is a party with specimen signatures of such persons acting on behalf thereof, and (iv) a certificate of good standing of each of the Seller, the Transferor, the Parent and the Distributor issued by the Secretary of State of the state of organization of each such Federated Entity.

          (g) Closing Certificates.  On such Initial Revolving Purchase Date,
              --------------------
     the following statements shall be true and each of the Revolving Purchaser and the Program Administrator shall have received a certificate of each of the Seller, the Parent and the Distributor certifying as to the accuracy of the following statements as to itself:

                (i) the representations and warranties by it contained in
                    this Agreement and the other Program Documents to which it is a party are true and accurate on and as of such Purchase Date as though made on and as of the Purchase Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date);

               (ii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such Purchase Date; and

              (iii) no event has occurred and is continuing, or will result from the closing of the transactions on such Purchase Date that constitutes an Event of Termination or an event which, with the passage of time or notice or both would constitute an Event of Termination.

          (h)  Distribution Plans, Distributor's Contracts, Principal
               ------------------------------------------------------
     Shareholder Servicer's Agreement and Shareholder Servicer's Agreement.  The
     ---------------------------------------------------------------------
     Program Administrator and the Revolving Purchaser shall have received a copy of a certificate of the President or any Vice President of the Parent certifying that a true and complete copy of each of the following documents is attached thereto and has been duly authorized, executed and delivered by each of the parties thereto, and in the case of each Fund, has been approved in the manner required by the Investment Company Act and the rules and regulations adopted thereunder:

                (i) the Distribution Plan of each Fund relating to the Revolving
                    Purchaser's Purchased Portfolio Assets, which shall be substantially in the form of Exhibit F to the Master Agreement;

               (ii) the Distributor's Contracts relating to the Portfolio
                    Assets, which shall be substantially in the form of Exhibit G to the Master Agreement;

              (iii) the Principal Shareholder Servicer's Agreement relating to the Portfolio Assets, which shall be substantially in the form of Exhibit H to the Master Agreement; and

               (iv) the Shareholder Servicer's Agreement relating to the
                    Portfolio Assets, which shall be substantially in the form of Exhibit I to the Master Agreement.

          (i) Prospectus.  The Program Administrator and the Revolving Purchaser
              ----------
     shall have received a copy of a certificate of the President or any Vice President of the Parent certifying that a true and complete copy of the current Prospectus for each Fund is attached and that no change therein has been proposed which if in effect on such Initial Revolving Purchase Date would cause the representation of the Parent set forth in Section 4.03(a) of the Master Agreement to be incorrect.

          (j) Illegality.  No change shall have occurred after the date of
              ----------
     execution and delivery of this Agreement in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for any Party to execute, deliver and perform the Program Documents to which it is a party and no action or proceeding shall have been instituted nor shall any action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued by any court or governmental agency prior to such Initial Revolving Purchase Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Program Document or the transactions contemplated hereby or thereby.

          (k) Obligations.  Each obligation to be performed in favor of such
              -----------
     Party by any other Party on or before the Initial Revolving Purchase Date pursuant to any Program Document shall have been performed.

          (l) Opinions of Counsel.  Each of the Revolving Purchaser and the
              -------------------
     Program Administrator shall have received each of the following opinions addressed to it and dated the Initial Revolving Purchase Date:

                (i) Sullivan & Worcester LLP, special New York and Investment
                    Company Act counsel to the Parent, the Distributor, the Transferor and the Seller, substantially in the form of Exhibit K-1 to the Master Agreement; and

               (ii) Dickstein, Shapiro, Morin & Oshinsky LLP, special counsel to each Company, substantially in the form of Exhibit K-2 to the Master Agreement.

          (m)  Program Approval.  The Program shall have been approved by the
               ----------------
     Revolving Purchaser and Program Administrator pursuant to their underwriting criteria.

          (n)  Other Documents.  The Revolving Purchaser and the Program
               ---------------
     Administrator shall have received such other instruments, documents, certificates and opinions as the Revolving Purchaser and the Program Administrator may have reasonably requested in order to establish the taking of all appropriate corporate or partnership and other proceedings in connection herewith, the consummation of the transactions contemplated hereby, and compliance with the conditions herein set forth, in connection with the Portfolio Assets relating to any Fund and the Purchase Price payable on the Purchase Date, each such instrument, document, certificate and opinion to be in form and substance reasonably satisfactory to such Party.

          Section 3.03.  Conditions Precedent on Each Revolving Purchase Date.
                         ----------------------------------------------------
The conditions precedent for the Revolving Purchaser specified for each Revolving Purchase Date are as follows:

          (a)  Program Documents.  Each of the Program Documents shall be in
               -----------------
     full force and effect on such Revolving Purchase Date.

          (b)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties of each Party contained in the Program Documents shall be true and accurate.

          (c)  Certain Fees and Expenses.  The Parent or the Distributor shall
               -------------------------
     have paid all reasonable fees and expenses of the Revolving Purchaser and the Program Administrator (including the reasonable accrued fees and expenses of counsel to the Purchaser and the Program Administrator) then due and payable in accordance herewith.

          (d)  Investor Reports.  The Distributor shall have delivered to the
               ----------------
     Program Administrator any Investor Reports due on or prior to such Revolving Purchase Date, which shall be substantially in the form of Exhibit L to the Master Agreement and otherwise in form and substance reasonably satisfactory to the Revolving Purchaser and the Program Administrator.

          (e)  Program Collections.  No Company shall be prevented by any
               -------------------
     Authority or by any Applicable Law from paying Program Collections and Related Collections to the Program Collection Account in accordance with the applicable Irrevocable Payment Instruction and no Company shall have so asserted in writing.

          (f)  No Event of Termination.  No Event of Termination or event which,
               -----------------------
     with the passage of time, or notice or both, would constitute an Event of

     Termination shall have occurred and be continuing as of such Revolving Purchase Date.

          (g)  Revolving Purchase Limit.  Immediately after giving effect to
               ------------------------
     such Purchase, the Revolving Purchase Limit shall be equal to or greater than zero.

          (h)  Revolving Purchaser Funding.  The Revolving Purchaser has
               ---------------------------
     sufficient resources to meet its obligations pursuant to the Program Documents.


                                  ARTICLE IV

                               SECURITY INTEREST

          Section 4.01.  Security Interest.  For valuable consideration, the
                         -----------------
receipt and sufficiency of which are hereby acknowledged, and to induce the Revolving Purchaser to purchase the Revolving Purchaser's Purchased Portfolio Assets hereunder, the Seller hereby grants to the Revolving Purchaser, in order to secure the Revolving Purchaser's rights under this Agreement, a security interest in any remaining right, title and interest in and to the Revolving Purchaser's Purchased Portfolio Assets that remain property of the Seller's estate, notwithstanding this Agreement.


                                   ARTICLE V

                                 MISCELLANEOUS

          Section 5.01.   Modifications in Writing.  This Agreement and any term
                         -------------------------
or provision hereof may only be amended, modified or waived by a written instrument executed by the parties hereto and by any additional Persons whose execution is required pursuant to Section 9.01 of the Master Agreement.

          Section 5.02.  Notices.  All notices, demands, instructions and other
                         --------
communications required or permitted to be given to or made upon any party hereto shall be given or made in accordance with Section 9.03 of the Master Agreement.

          Section 5.03.  Binding Effect; Assignment.  This Agreement shall be
                         --------------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto and of any additional Persons whose consent is required pursuant to
Section 9.07 of the Master Agreement; provided that the Purchaser's right, title and interest in, to and under this Agreement, including all of the Revolving Purchaser's right, title and interest in and to Revolving Purchaser's Purchased Portfolio Assets may be assigned as contemplated by the Program Documents without the consent of the Seller.

          Section 5.04.  Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A
                         -------------
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 5.05.  Severability of Provisions.  Any provisions of this
                         ---------------------------
Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

                              FEDERATED FUNDING 1997-1, INC.,
                                as Seller


                              By:/s/ Thomas R. Donahue
                                 ---------------------------------
                              Name:  Thomas R. Donahue
                              Title: Vice President


                              PLT FINANCE, L.P.
                                BY:  PLT FINANCE, INC., as General Partner


                              By:/s/ William P. Henson
                                 ---------------------------------
                              Name:  William P. Henson
                              Title: Vice President and
                                      Treasurer

                                                      Schedule I
                                                          To
                                                        Revolving
                                               Purchase Agreement




                           PURCHASE PRICE PERCENTAGE


COMPANY:
-------

All Companies

                                                       PURCHASE PRICE
     FUNDS                         SHARES                PERCENTAGE
     -----                         ------              --------------

                                                      4.0%         5.5%
                                                   Commission   Commission
                                                   ----------   ----------

1.   All Funds                     Class B    [Confidential Treatment Requested]

                                                                Exhibit A
                                                                   To
                                                               Revolving
                                                         Purchase Agreement

                           REVOLVING PURCHASE NOTICE

FEDERATED INVESTORS PROGRAM

PLT FINANCE, L.P.
as Revolving Purchaser

PUTNAM, LOVELL & THORNTON INC.
as Program Administrator

          Re: Federated Investors Program Revolving Purchase Agreement dated as of October 24, 1997 (the "Revolving Purchase Agreement") between Federated Funding 1997-1, Inc., and PLT Finance, L.P.
               ----------------------------------------------------------------

     Pursuant to Section 2.02 of the above-referenced Revolving Purchase Agreement, you are hereby notified that on ______________, 199__ (the "Revolving Purchase Date"), the undersigned proposes, subject to the terms and conditions set forth in the Revolving Purchase Agreement and the other Program Documents, to sell to PLT Finance, L.P., certain Portfolio Assets relating to each of the Funds, as set forth in Schedule I attached hereto. The Purchase Cut-Off Dates and the Revolving Purchase Prices for such Portfolio Assets are set forth on
Schedule II attached hereto. Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to such terms in the Revolving Purchase Agreement.

     The undersigned certifies that the conditions precedent set forth in
Section 3.02 of the Revolving Purchase Agreement have been satisfied. The undersigned represents that Schedule I hereto is true, correct and complete and accurately described the Portfolio Assets to be purchased by the Revolving Purchaser on the Revolving Purchase Date, that the Unamortized Gross Purchase Amount in respect of each such Portfolio Assets is properly represented on
Schedule I, that each Portfolio Asset designated as being under the 5.5% Commission Structure represents an entitlement to Distribution Fees and Servicing Fees at an annual rate of one percent (1%) per annum of Net Asset Value and that each Portfolio Asset designated as being under the 4% Commission Structure represents an entitlement to Distribution Fees at an annual rate of three quarters of one percent (0.75%) per annum of Net Asset Value.

                              FEDERATED FUNDING 1997-1, INC.


                              BY:_______________________________
                                  Authorized Signatory

                                            Schedule I
                                            to Exhibit A
                                            to Federated
                                            Investors Program
                                            Revolving Purchase
                                            Agreement



Revolving Purchase Date: _________________

Aggregate Revolving Purchase Price: _________________

Purchase Cut-Off Date: _________________

4% Commission Structures Sales: _________________

4% Revolving Purchase Price: _________________

5.5% Commission Structure Sales: _________________

5.5% Revolving Purchase Price: _________________

Unamortized Gross Purchase Amount: _________________

                                                              Exhibit B
                                                                To
                                                             Revolving
                                                       Purchase Agreement

Attribution of Placement of Net Cash Gains, Placement Net Cash Losses and
-------------------------------------------------------------------------
Residuals to Revolving Purchaser's Purchased Portfolio Assets
-------------------------------------------------------------

Section 1:  Attribution of Placement Net Cash Gain
--------------------------------------------------

The portion of the Placement Net Cash Gain, if any, in respect of any Placement is allocated to the Revolving Purchaser's Portfolio Assets by multiplying (i) the Placement Net Cash Gain for such Placement by (ii) a fraction, the numerator of which is the outstanding principal, immediately prior to the Placement Determination Date, of the Revolving Purchaser Warehouse Funding Debt related to the Purchased Portfolio Assets included in such Placement and the denominator of which is the outstanding principal immediately prior to the Placement Determination Date, of all Revolving Purchaser Warehouse Funding Debt related to all purchased portfolio assets included in such Placement.

Section 2:  Attribution of Placement Net Cash Loss
--------------------------------------------------

The portion of the Placement Net Cash Loss, if any, in respect of any Placement is allocated to the Revolving Purchaser's Purchased Portfolio Assets by multiplying (i) the Placement Net Cash Loss for such Placement by (ii) a fraction, the numerator of which is the outstanding principal, immediately prior to the Placement Determination Date, of the Revolving Purchaser Warehouse Funding Debt related to the Purchased Portfolio Assets included in such Placement, and the denominator of which is the outstanding principal, immediately prior to the Placement Determination Date, of all Revolving Purchaser Warehouse Funding Debt related to all purchased portfolio assets included in such Placement.

Section 3:  Attribution of Residuals
------------------------------------

The portion of Residuals, if any, in respect of the any Placement is allocated to the Revolving Purchaser's Purchased Portfolio Assets by multiplying (i) the Residuals as of any Monthly Settlement Date for such Placement by (ii) a fraction, the numerator of which is the outstanding principal, immediately prior to the Placement Determination Date, of the Revolving Purchaser Warehouse Funding Debt related to the Purchased Portfolio Assets included in such Placement, and the denominator of which is the outstanding principal, immediately prior to the Placement Determination Date, of all Revolving Purchaser Warehouse Funding Debt related to all purchased portfolio assets included in such Placement.


                                      B-1